TO BE EFFECTIVE FEBRUARY 17, 2000

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                           STRONG EQUITY FUNDS, INC.

          The undersigned Vice President of Strong Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Strong Growth Fund, Strong Growth 20 Fund, and Strong Enterprise Fund Common Stock as the Investor series of the Strong Growth Fund, Strong Growth 20 Fund, and Strong Enterprise Fund, respectively, as indicated below, and to create the Advisor and Institutional series of the Strong Growth Fund and the Advisor series of the Strong Growth 20 Fund and Strong Enterprise Fund.

          "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     'A.     The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                             SERIES       AUTHORIZED NUMBER OF SHARES

Strong Growth Fund                Investor          Indefinite
                                  Advisor           Indefinite
                                  Institutional     Indefinite
Strong Value Fund                                   Indefinite
Strong Mid Cap Growth Fund                          Indefinite
Strong Index 500 Fund                               Indefinite
Strong Growth 20 Fund             Investor          Indefinite
                                  Advisor           Indefinite
Strong Small Cap Value Fund                         Indefinite
Strong Dow 30 Value Fund                            Indefinite
Strong Strategic Growth Fund                        Indefinite
Strong Enterprise Fund            Investor          Indefinite
                                  Advisor           Indefinite
Strong Mid Cap Disciplined Fund                     Indefinite
Strong U.S. Emerging Growth Fund                    Indefinite
Strong Internet Fund                                Indefinite
Strong Technology 100 Fund                          Indefinite
Strong Technology Index Plus Fund                   Indefinite'''

          This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on January 28, 2000 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Advisor or Institutional series of the Strong Growth Fund or Advisor series of the Strong Growth 20 Fund or Strong Enterprise Fund have been issued.

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          Executed in duplicate this 31st day of January, 2000.

                                   STRONG EQUITY FUNDS, INC.

                                   By: /s/ Stephen J. Shenkenberg
                                       Stephen J. Shenkenberg, Vice President

This instrument was drafted by:

Susan Anne Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

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